EX-99.2.R
Item 2(r) — Code of Ethics and Supplemental Code of Ethics
2010 SWIFT MANDATORY COMMON EXCHANGE SECURITY TRUST
CODE OF ETHICS
AND
POLICY ON PERSONAL TRADING
Introduction
Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), requires every registered investment company to have a written code of ethics that specifically addresses personal trading practices by Access Persons (defined below). This Code of Ethics shall apply to the 2010 Swift Mandatory Common Exchange Security Trust (the “Company”). Rule 17j-1 also requires that reasonable diligence be used and procedures instituted to prevent violations of this Code of Ethics.
The following three general fiduciary principles govern the personal investment activities of a registered investment company’s advisory personnel:
•	such personnel have a duty at all times to place the interests of Company shareholders first;

•
all personal securities transactions by such personnel must be conducted consistently with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

•	such personnel should not take inappropriate advantage of their positions.
1.	Definitions
As used herein:
(a)
“Access Person” means any officer or trustee of the Company and any of its employees, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and any natural person in a control relationship with the Company who obtains information with respect to the Company with regard to the purchase or sale of a security.

(b)
“Security” shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except securities issued by the Government of the United States or by federal agencies and which are direct obligations of the United States, bankers’ acceptances, certificates of deposit, commercial paper and shares of registered open-end investment companies.

(c)
A “security held or to be acquired” means a security which, within the most recent 15 days (i) is or has been held by the Company; or (ii) is being or has been considered by the Company for purchase by the Company, and includes the writing of an option to purchase or sell a security. A Security is “being considered for the current purchase or sale” when a decision (or recommendation) to purchase or sell a Security has been made and communicated, and, with respect to a person making a decision (or recommendation), when such person believes such decision or recommendation is imminent.

(d)	”Beneficial Ownership” shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(e)
”Investment Personnel” means any person who is involved in the investment decisions for the Company and who may have significant opportunities to influence investment decisions for the Company to his or her benefit.

2.	Prohibitions
No Access Person:
(a)	In connection with the purchase or sale by such person of a security held or to be acquired by the Company shall:
(i)	employ any device, scheme or artifice to defraud the Company;

(ii)
make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

(iv)	engage in any manipulative practice with respect to the Company.
(b)
Shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

(i)	is being considered for purchase or sale by the Company; or

(ii)	is then being purchased or sold by the Company.
Under this Code of Ethics, all Access Persons are required to:

(i) avoid purchasing securities offered and sold as part of an initial public offering (“IPO”) until after the public offering and then only at the prevailing market price;
(ii) avoid purchases or sales of securities that are being considered for the current purchase or sale by the Company or a client;
(iii) avoid purchases or sales of securities that have been purchased or sold by the Company or a client until after any such transaction or series of transactions has been completed (subject to settlement); and
(iv) avoid purchases or sales of securities unless pre-cleared.
3.	Exempted Transactions
The prohibitions of Section 2 of this Code of Ethics shall not apply to:
(a)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

(b)	Purchases or sales of securities which are not eligible for purchase or sale by the Company.

(c)	Purchases or sales which are non-volitional on the part of either the Access Person or the Company.

(d)	Purchases which are part of an automatic dividend reinvestment plan.

(e)
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.	Procedural Matters
(a)	The Managing Trustee or other designated agent of the Company shall:
(i)	Furnish a copy of this Code of Ethics to each Access Person.

(ii)	Notify each Access Person of his or her obligation to file reports as provided by Section 5 of this Code of Ethics.

(iii)
Report to the Board of Trustees (“Board”) the facts contained in any reports filed with the Managing Trustee or other designated agent pursuant to Section 5 of this Code of Ethics when any such report indicates that an Access Person engaged in a transaction in a security held or to be acquired by the Company. Additionally, an annual written report will be provided to the Board, describing any material issues that arose during the previous year under this Code of Ethics.

(iv)	Maintain the records required by paragraph (f) of Rule 17j-1.
(b)	On an annual basis, the Board will certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.
5.	Reporting
(a)
Every Access Person shall report to the Company the information described in Section 5(b) of this Code of Ethics with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

(b)
An initial report shall be made within 10 days from the date in which a person was deemed an Access Person. Thereafter, every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)	the date of the transaction, the title and the number of shares, and the principal amount of each security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price at which the transaction was effected; and

(iv)	the name of the broker, dealer or bank with or through whom the transaction was effected.
(d)
Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

(e)
Each Access Person shall re-certify his or her familiarity with this Code of Ethics and report all security holdings annually. Access Persons are required to complete and sign the annual certification and security report is required to be completed and signed within 30 days of the end of the calendar year.

6.	Board Oversight

The Board must initially approve the Code of Ethics for the Company, and the Board must approve any material changes to the Code of Ethics within six (6) months of such change. The Managing Trustee or his designee shall provide to the Board a written report outlining any material issues that arose during the previous year and annually certify that the Company has adopted procedures in compliance with this Code of Ethics.

7.	Implementation

The Managing Trustee has been designated to implement this Code of Ethics for the Company. The Managing Trustee or his delegate shall create a list of all Access Persons and update the list with reasonable frequency. The Managing Trustee or his delegate shall circulate a copy of this Code of Ethics (in hard copy or electronically) to each Access Person at least once each year.

8.	Violations

Upon learning of facts which indicate that a violation of this Code of Ethics may have occurred, the Board shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code of Ethics. If the Board determines that a violation of this Code of Ethics has occurred, the Board may impose such sanctions (including but not limited to a letter of censure, suspension, termination of employment, and/or a disgorging of any profits made) as it deems appropriate in the circumstances. If the person whose conduct is being considered by the Board is a Trustee, he/she shall not be eligible to participate in the judgment of the Board as to whether a violation has occurred or in whether, or to what extent, sanctions should be imposed.

The undersigned certifies that he has received a copy of the Code of Ethics for the 2010 Swift Mandatory Common Exchange Security Trust, that he has read it, and that he understands its contents and his obligations as an Access Person as provided therein.

Signature:

Print Name:

Title:

Date:

2010 SWIFT MANDATORY COMMON EXCHANGE SECURITY TRUST
Securities Transactions Report For the Calendar Quarter/Year Ended: Month/Day/Year
To the Managing Trustee of the Company or his designee:
During the quarter referred to above, the following transactions were effected in securities in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to this Code of Ethics adopted by the Company.

Nature of
				Transaction		Broker/Dealer
	Date of	Number of Shares or	Dollar Amount	(Purchase, Sale,		or Bank through
Security	Transaction	Principal Amount	of Transaction	Other)	Price	Whom Effected

This report (i) excludes transactions with respect to which I had no direct or indirect influence, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.
NOTE: Do not report transactions in U.S. Government securities, bankers’ acceptances, bank certificates of deposit, commercial paper and registered open-end investment companies.

Date:	Signature:

Print Name:

Title:

2010 SWIFT MANDATORY COMMON EXCHANGE SECURITY TRUST
SUPPLEMENTAL CODE OF ETHICS FOR
PERSONS PERFORMING THE FUNCTIONS OF PRINCIPAL EXECUTIVE OFFICER
AND SENIOR FINANCIAL OFFICERS OF THE TRUST
This Supplemental Code of Ethics (the “Code”) for persons performing the functions of principal executive officer, principal financial officer, principal accounting officer or controller (the “Covered Persons”) of the 2010 Swift Mandatory Common Exchange Security Trust (the “Trust”) is intended to guide and remind the Covered Persons of their responsibilities to the Trust and the holders of its securities (“Holders”), as well as governmental authorities. Covered Persons are expected to act in accordance with the guidance and standards set forth in this Code. The Board of Trustees of the Trust (the “Board”) has adopted this Code.
This Code is intended to serve as the code of ethics contemplated by Section 406 of The Sarbanes-Oxley Act of 2002 and Form N-CSR. To the extent that a Covered Person is subject to the Trust’s code of ethics adopted pursuant to Rule 17j-1 (the “Rule 17j-1 Code”) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), this Code is intended to supplement and be interpreted in the context of the Rule 17j-1 Code. This Code also should be interpreted in the context of all applicable laws, regulations, the Trust’s Amended and Restated Trust Agreement and Bylaws, as amended, and all other governance and disclosure policies and documents adopted by the Board. All Covered Persons must become familiar and fully comply with this Code.
The purpose of this Code is to set standards for the Covered Persons that are reasonably designed to deter wrongdoing and to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in any other public communications by the Trust;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the Code to the appropriate persons as set forth in the Code; and

•	accountability for adherence to the Code.
1.	Honest and Ethical Conduct
a.	Honesty, Diligence and Professional Responsibility
Covered Persons are expected to observe both the form and the spirit of the ethical principles contained in this Code. Covered Persons must perform their duties and responsibilities for the Trust:
•	with honesty, diligence, and a commitment to professional and ethical responsibility;

•	carefully, thoroughly and in a timely manner; and

•	in conformity with applicable professional and technical standards.

Covered Persons who are certified public accountants are expected to carry out their duties and responsibilities in a manner consistent with the principles governing the accounting profession, including any guidelines or principles issued by the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants from time to time.
b.	Objectivity / Avoidance of Undisclosed Conflicts of Interest
Each Covered Person should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest. A “conflict of interest” occurs when a Covered Person’s private interest interferes with the interests of, or the Covered Person’s service to, the Trust. The overarching principle is that Covered Persons are expected to maintain objectivity, to avoid undisclosed conflicts of interest, and to avoid improperly placing their personal interests before the interests of the Trust. In the performance of their duties and responsibilities for the Trust, Covered Persons must:
•	not subordinate their judgment to personal gain and advantage, or be unduly influenced by their own interests or by the interests of others;

•	avoid participation in any activity or relationship that constitutes a conflict of interest unless that conflict has been completely disclosed to affected parties;

•	avoid participation in any activity or relationship that could create the appearance of a conflict of interest;

•	avoid direct or indirect participation in any investment, interest, association, activity or relationship that may impair or appear to impair their objectivity;

•
not use their personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby they would benefit personally to the detriment of the Trust;

•	not cause the Trust to take action, or fail to take action, for their individual personal benefit rather than the benefit of the Trust; and

•	not receive, directly or indirectly (such as through a member of the Covered Person’s family), improper personal benefits as a result of his or her position with the Trust.
Any Covered Person who may be involved in a situation or activity that might be a conflict of interest or give the appearance of a conflict of interest should consider reporting such situation or activity using the reporting procedures set forth in Section 4 of this Code. The Audit Committee will not be responsible for monitoring or enforcing this conflict of interest policy; rather, each Covered Person is responsible for self-compliance with this conflict of interest policy.
The following list provides examples of some potential conflict of interest situations that should be reported using the reporting procedures set forth in Section 4 of this Code; Covered Persons should keep in mind that these examples are not exhaustive:
•	service as a director on the board of any public company;

•	the receipt of any gift in excess of $250 from any company with which the Trust has current or prospective business dealings;

•
the receipt of any entertainment from any company with which the Trust has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•	any ownership interest in, or any consulting or employment relationship with, any of the Trust’s service providers, other than its administrator or any affiliated person thereof.
c.	Preparation of Financial Statements
Covered Persons must not knowingly make any misrepresentations regarding the Trust’s financial statements or any facts in the preparation of the Trust’s financial statements, and must comply with all applicable laws, standards, principles, guidelines, rules and regulations in the preparation of the Trust’s financial statements. This section is intended to prohibit:
•	making, or permitting or directing another to make, materially false or misleading entries in the Trust’s financial statements or records;

•	failing to correct the Trust’s financial statements or records that are materially false or misleading when he or she has the authority to record an entry; and

•	signing, or permitting or directing another to sign, a document containing materially false or misleading financial information.
Covered Persons must be scrupulous in their application of generally accepted accounting principles. No Covered Person may (i) express an opinion or state affirmatively that the financial statements or other financial data of the Trust are presented in conformity with generally accepted accounting principles, or (ii) state that he or she is not aware of any material modifications that should be made to such statements or data in order for them to be in conformity with generally accepted accounting principles, if such statements or data contain any departure from generally accepted accounting principles then in effect in the United States.
Covered Persons must follow the laws, standards, principles, guidelines, rules and regulations established by all applicable governmental bodies, commissions or other regulatory agencies in the preparation of financial statements, records and related information. If a Covered Person prepares financial statements, records or related information for purposes of reporting to such bodies, commissions or regulatory agencies, the Covered Person must follow the requirements of such organizations in addition to generally accepted accounting principles.
d.	Obligations to the Independent Auditor of the Trust
In dealing with the Trust’s independent auditor, Covered Persons must be candid and not knowingly misrepresent facts or knowingly fail to disclose material facts, and must respond to specific inquiries and requests by the Trust’s independent auditor.
Covered Persons must not take any action, or direct any person to take any action, to fraudulently influence, coerce, manipulate or mislead the Trust’s independent auditor in the performance of an audit of the Trust’s financial statements for the purpose of rendering such financial statements materially misleading.
2.	Full, Fair, Accurate, Timely and Understandable Disclosure
It is the Trust’s policy to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust. The Trust has designed and implemented Disclosure Controls and Procedures to carry out this policy.

Covered Persons are expected to use their best efforts to promote, facilitate, and prepare full, fair, accurate, timely, and understandable disclosure in all reports and documents that the Trust files with, or submits to, the SEC and in any other public communications by the Trust.
Covered Persons must review the Trust’s Disclosure Controls and Procedures to ensure that they are aware of and carry out their duties and responsibilities in accordance with the Disclosure Controls and Procedures and the public reporting obligations of the Trust. Covered Persons are responsible for monitoring the integrity and effectiveness of the Trust’s Disclosure Controls and Procedures.
3.	Compliance with Applicable Laws, Rules and Regulations
Covered Persons are expected to know, respect and comply with all laws, rules and regulations applicable to the conduct of the Trust’s business. If a Covered Person is in doubt about the legality or propriety of an action, business practice or policy, the Covered Person should seek advice from the Trust’s legal counsel.
In the performance of their work, Covered Persons must not knowingly be a party to any illegal activity or engage in acts that are discreditable to the Trust.
Covered Persons are expected to promote the Trust’s compliance with applicable laws, rules and regulations. To promote such compliance, Covered Persons may establish and maintain mechanisms to educate employees carrying out the finance and compliance functions of the Trust about any applicable laws, rules or regulations that affect the operation of the finance and compliance functions and the Trust generally.
4.	Reporting of Illegal or Unethical Behavior
Covered Persons should promptly report any conduct or actions by a Covered Person that do not comply with the law or with this Code. Failure to do so is itself a violation of this Code. Covered Persons and the Trust shall adhere to the following reporting procedures:
•
Any Covered Person who questions whether a situation, activity or practice is acceptable must immediately report such practice to the Managing Trustee of the Trust or to the Trust’s legal counsel. The person receiving the report shall consider the matter and respond to the Covered Person within a reasonable amount of time.

•
If the Covered Person is not satisfied with the response of the Managing Trustee, the Covered Person must report the matter to all members of the Trust’s Audit Committee, who will consider the matter and respond to the Covered Person within a reasonable amount of time.

•
If, after receiving a response, the Covered Person concludes that appropriate action was not taken, he or she should consider any responsibility that may exist to communicate to third parties, such as regulatory authorities or the Trust’s independent auditor. In this matter, the Covered Person may wish to consult with his or her own legal counsel.

•
The Audit Committee and the Trust will not be responsible for monitoring or enforcing this reporting of violations policy; rather, each Covered Person is responsible for self-compliance with this reporting of violations policy.

•	To the extent possible and as allowed by law, reports will be treated as confidential.

•
If the Audit Committee determines that a Covered Person violated this Code, failed to report a known or suspected violation of this Code, or provided intentionally false or malicious information in connection with an alleged violation of this Code, the Trust may take disciplinary action against any such Covered Person to the extent the Audit Committee deems appropriate. No Covered Person will be disciplined for reporting a concern in good faith.

•	The Trust and the Audit Committee may report violations of the law to the appropriate authorities.
5.	Accountability and Applicability
All Covered Persons will be held accountable for compliance with this Code. On an annual basis, each Covered Person shall certify in writing his or her receipt, familiarity and commitment to compliance with this Code, by signing the Acknowledgment Form (Appendix A to this Code).
Covered Persons will not retaliate against any other Covered Person or their affiliated persons for reports of potential violations that are made in good faith.
This Code is applicable to all Covered Persons, regardless of whether such persons are employed by the Trust or a third party.
6.	Disclosure of this Code
This Code shall be disclosed by at least one of the following methods in the manner prescribed by the SEC, unless otherwise required by law:
•	by filing a copy of the Code with the SEC;

•	by posting the text of the Code on the Trust’s website; or

•	by providing, without charge, a copy of the Code to any person upon request.
7.	Waivers
Any waiver of this Code, including an implicit waiver, that has been granted to a Covered Person, may be made only by the Board or a committee of the Board to which such responsibility has been delegated, and must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code).
8.	Amendments
This Code may be amended by the affirmative vote of a majority of the Board. Any amendment of this Code, must be disclosed by the Trust in the manner prescribed by law and as set forth above in Section 6 (Disclosure of this Code), unless such amendment is deemed to be technical, administrative, or otherwise non-substantive. Any amendments to this Code will be provided to the Covered Persons.
* * *

Appendix A
2010 Swift Mandatory Common Exchange Security Trust
Certification and Acknowledgment of Receipt of Supplemental Code of Ethics for Persons Performing the Functions of Principal Executive Officer and Senior Financial Officers of the Trust
I acknowledge and certify that I have received a copy of the company’s Supplemental Code of Ethics for Persons Performing the Functions of Principal Executive Officer and Senior Financial Officers of the Trust (the “Code”). I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code and to abide by those policies and procedures.
I acknowledge my commitment to comply with the Code.

Name (Please Print)	Signature

Date